FOR IMMEDIATE RELEASE Contact: 507-437-5345 media@hormel.com HORMEL FOODS ELECTS TWO NEW MEMBERS TO ITS BOARD OF DIRECTORS AUSTIN, Minn. (March 27, 2023) — Hormel Foods Corporation (NYSE: HRL), a Fortune 500 global branded food company, announced today that Ray Young, former vice chairman and chief financial officer of Archer-Daniels-Midland Company, and Mike Zechmeister, chief financial officer of C.H. Robinson Worldwide, Inc., have been elected to the Hormel Foods Board of Directors, effective March 27, 2023. “We are very excited to have Ray and Mike join our board,” said Jim Snee, chairman of the board, president and chief executive officer at Hormel Foods. “With extensive financial and operational experience with some of the most well-known companies in the world, Ray brings excellent global experience in multiple industries to our board,” Snee added. “Mike has spent several years overseeing the financial performance for companies in the food industry and his background will be a key strategic asset. Both Ray and Mike will be great additions to our exceptional team of directors and I look forward to working with them.” Young will join the Audit and Governance Committees of the Hormel Foods Board of Directors. Zechmeister will join the Audit and Compensation Committees of the Hormel Foods Board of Directors. Young Young served as vice chairman of Archer-Daniels-Midland Company (ADM), a global leader in human and animal nutrition and the world’s premier agricultural origination and processing company, until his retirement at the end of 2022. Previously, Young was ADM’s chief financial officer from December 2010 to April 2022. Prior to ADM, he lived and worked on four continents, serving in various senior executive roles at General Motors Company from 1986 to 2010, including as its president of the Mercosur Region of South America from 2004-2007, its chief financial officer from 2008-2009 and as vice president of

International Operations, based in China, in 2010. Young has served on the board of directors of the International Paper Company since 2014 and also serves on the board of the American Cancer Society Illinois Division. Young graduated with a Master of Business Administration from the Booth School of University of Chicago and Bachelor of Arts from the Ivey School of Western University. Zechmeister Zechmeister brings nearly three decades of finance experience to his role as chief financial officer of C.H. Robinson. Before joining Robinson, he was chief financial officer at United Natural Foods, Inc., (UNFI). Prior to joining UNFI, Zechmeister spent 25 years at General Mills where he held a variety of finance leadership roles including vice president of finance for the Pillsbury Division, vice president of finance for U.S. Retail Sales, and treasurer. He serves on the board of directors for the Children’s Theatre Company and the board of advisors for Carlson School of Management. Zechmeister is a Minnesota native and holds a bachelor’s degree in finance from the Carlson School of Management at the University of Minnesota and a Master of Business Administration in Strategy, Marketing and Finance from the Kellogg School of Management at Northwestern University. ABOUT HORMEL FOODS — Inspired People. Inspired Food.™ Hormel Foods Corporation, based in Austin, Minn., is a global branded food company with over $12 billion in annual revenue across more than 80 countries worldwide. Its brands include Planters®, SKIPPY®, SPAM®, Hormel® Natural Choice®, Applegate®, Justin’s®, WHOLLY®, Hormel® Black Label®, Columbus®, Jennie-O® and more than 30 other beloved brands. The company is a member of the S&P 500 Index and the S&P 500 Dividend Aristocrats, was named on the “Global 2000 World’s Best Employers” list by Forbes magazine for three years, is one of Fortune magazine’s most admired companies, has appeared on the “100 Best Corporate Citizens” list by 3BL Media 13 times, and has received numerous other awards and accolades for its corporate responsibility and community service efforts. The company lives by its purpose statement — Inspired People. Inspired Food.™ — to bring some of the world’s most trusted and iconic brands to tables across the globe. For more information, visit www.hormelfoods.com and http://csr.hormelfoods.com/.